Item 77 Q(1)(e) – ALPs ETF Trust 11.30.2016

New or Amended Investment Advisory Contracts

Form of Amendment to Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to RiverFront Dynamic Unconstrained Income ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF and RiverFront Dynamic US Flex-Cap ETF incorporated herein by reference to Exhibit (d)(25) to Post-Effective Amendment No. 280 to Registrant’s Registration Statement filed June 2, 2016, accession number: 0001398344-16-013927.

Form of Sub-Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to RiverFront Dynamic Unconstrained Income ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF and RiverFront Dynamic US Flex-Cap ETF incorporated herein by reference to Exhibit (d)(26) to Post-Effective Amendment No. 280 to Registrant’s Registration Statement filed June 2, 2016, accession number: 0001398344-16-013927.